EXHIBIT 10.10

FIRST AMENDMENT TO THE
FLOWSERVE CORPORATION SENIOR MANAGER RETIREMENT PLAN
(2024 AMENDMENT AND RESTATEMENT)

This FIRST AMENDMENT TO THE FLOWSERVE CORPORATION SENIOR MANAGER RETIREMENT PLAN (2024 AMENDMENT AND RESTATEMENT) (this “Amendment”) is made and entered into by Flowserve Corporation (the “Company”). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Flowserve Corporation Senior Manager Retirement Plan (2024 Amendment and Restatement) (as amended, the “Plan”).

WHEREAS, pursuant to Section 9.1 of the Plan, the Company may amend the Plan at any time; and

WHEREAS, the Company desires to amend the Plan to provide for greater flexibility with respect to certain distributions of a Participant’s vested benefit under the Plan, in accordance with the applicable provisions of the Code and the regulations promulgated thereunder.

NOW, THEREFORE, in accordance with Section 9.1 of the Plan, the Company hereby amends the Plan, as follows, effective as of January 1, 2024:

1. Section 8.13 of the Plan is hereby amended by adding the following sentence to the end of said Section:

“Notwithstanding any other provisions of the Plan to the contrary, as determined in the sole discretion of the Company, the Participant’s vested benefit under the Plan may be accelerated to pay the Participant’s outstanding Federal Insurance Contributions Act (“FICA”) tax obligation with respect to amounts accrued under the Plan, as well as, to the extent determined by the Company in its sole discretion, any federal, state, local or other taxes required by law to be withheld as a result of such FICA tax, in accordance with Section 1.409A-3(j)(4)(vi) of the Treasury Regulations issued under Section 409A of the Code; provided, however, that such accelerated amount does not exceed the aggregate of the FICA tax and the income tax withholding related to the FICA tax.”

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer.

FLOWSERVE CORPORATION

By: /s/ Susan Hudson
Susan Hudson
Senior Vice President & Chief Legal Officer

December 16, 2024
Dated